Exhibit 99.1

For Immediate Release

MERCER INTERNATIONAL INC. ANNOUNCES AGREEMENT

TO ACQUIRE FIBREK INC.

Highlights:

•	Fibrek and Mercer agree to a board supported take-over bid.

•

Fibrek shareholders may elect to receive C$1.30 in cash, 0.1540 Mercer shares, or C$0.54 in cash plus 0.0903 Mercer shares, per Fibrek share, subject to maximum aggregate cash and share consideration of C$70 million and 11,741,496 Mercer shares, respectively.

•

The offer will represent a premium to Fibrek’s shareholders of 30% over the unsolicited insider bid by AbitibiBowater Inc. (Resolute Forest Products) and 81% over the closing price of the Fibrek shares on the date of announcement of such bid.

•	The proposed acquisition is in line with Mercer’s strategic focus on world-class production assets, producing high quality pulp.

NEW YORK, NY, February 10, 2012 – Mercer International Inc. (Nasdaq: MERC, TSX: MRI.U) (“Mercer”) announced today that it has entered into a support agreement (the “Support Agreement”) with Fibrek Inc. (“Fibrek”) for Mercer to acquire all of the issued and outstanding common shares of Fibrek (the “Fibrek Shares”) by way of a take-over bid (the “Offer”).

Pursuant to the Offer, Fibrek shareholders will have the ability, on an individual basis, to elect to receive:

•	C$1.30 in cash per Fibrek Share;

•	0.1540 of a share of Mercer’s common stock (a “Mercer Share”) per Fibrek Share; or

•

C$0.54 in cash plus 0.0903 of a Mercer Share per Fibrek Share, subject to proration necessary to effect maximum aggregate cash consideration of C$70.0 million and maximum aggregate share consideration of 11,741,496 Mercer Shares.

The Offer provides for consideration of C$1.30 per Fibrek Share or total consideration of approximately C$170 million for the Fibrek Shares, representing a premium of 30% over the unsolicited insider bid made by AbitibiBowater Inc. (the “Abitibi Bid”), 81% over the closing price of the Fibrek Shares on November 28, 2011, the date of announcement of the Abitibi Bid, and 70% over the volume-weighted average trading price of the Fibrek Shares on the Toronto Stock Exchange for the 20 trading days ending on such date.

The board of directors of Fibrek, after consulting with its financial and legal advisers, has unanimously approved entering into the Support Agreement and unanimously recommends that Fibrek shareholders tender to the Offer. Fibrek’s board of directors has received a fairness opinion from Fibrek’s financial advisor, TD Securities Inc., that the consideration offered by Mercer for the Fibrek Shares under the Offer is fair, from a financial point of view, to the Fibrek shareholders (other than shareholders that entered lock-up agreements in connection with the Abitibi Bid). In addition, in conjunction with the Support Agreement, certain directors and officers of Fibrek have entered into lock-up agreements with Mercer.

“We are pleased to have the full support of Fibrek’s board of directors for a transaction that we believe will deliver significant benefits to both companies’ customers, employees and shareholders. The acquisition of Fibrek clearly fits within our strategy of focusing on world-class production assets that produce high quality pulp. Additionally, the ability of Fibrek’s St. Felicien mill to produce and sell surplus renewable energy is in line with our goal of increasing our revenues from energy sales,” stated Jimmy S.H. Lee, President and Chief Executive Officer.

Mr. Lee added: “We believe that Fibrek’s mills are complementary to our existing operations and we feel that, through active management, the acquisition of Fibrek will generate increased value for our shareholders.”

The Support Agreement provides for, among other things, a non-solicitation covenant on the part of Fibrek, subject to customary “fiduciary out” provisions, a right in favour of Mercer to match any superior proposal and a termination fee of C$8.5 million payable to Mercer in certain circumstances, including if Fibrek accepts a superior proposal.

The Offer is expected to be made pursuant to a take-over bid circular and related documents to be mailed to Fibrek shareholders in accordance with applicable laws (all subject to the terms and conditions of the Support Agreement). The Mercer Shares to be issued under the Offer will be registered pursuant to a registration statement on Form S-4 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

The Offer will be open for acceptance for a period of not less than 35 days from its commencement and may be extended from time to time. The Offer will be subject to customary conditions, including, among other things, there being deposited under the Offer, and not withdrawn at the expiry date, at least 50.1% of the Fibrek Shares, receipt of requisite regulatory consents, the Registration Statement being declared effective by the SEC and the absence of a material adverse change with respect to Fibrek.

Concurrently with the execution of the Support Agreement, Mercer has agreed to purchase 32,320,000 special warrants (the “Warrants”) at a price of C$1.00 per Warrant (the “Warrant Placement”). Each Warrant is convertible into a Fibrek Share on a one-for-one basis. Conversion is automatic in certain events and otherwise at the option of Mercer. The Warrants are also redeemable, including by Fibrek, at their subscription price in certain events. Completion of the Warrant Placement is subject to, among other things, obtaining Toronto Stock Exchange approval.

Mercer intends to finance the cash portion of the Offer by way of new credit facilities to be established with Québec based capital providers.

Mercer intends to hold a special meeting of its shareholders in order to obtain shareholder approval of the issuance of the Mercer Shares, as required under the rules of the NASDAQ Global Market (the “Shareholder Approval”). In connection with such approval, Mercer has entered into voting support agreements with two institutional shareholders and its President and Chief Executive Officer, who collectively hold, directly or indirectly, approximately 44% of the outstanding Mercer Shares, to vote all of their Mercer Shares in favour of the Shareholder Approval.

Raymond James Ltd. is acting as financial advisor to Mercer, while TD Securities Inc. is acting as financial advisor to Fibrek. Sangra Moller LLP is acting as legal advisor to Mercer and Stikeman Elliott LLP is acting as legal advisor to Fibrek.

Important Notice

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This press release relates to a transaction which may become the subject of a registration statement filed with the SEC. This material is not a substitute for the proxy statement/prospectus Mercer would file with the SEC regarding the proposed Offer or for any other document which Mercer may file with the SEC and send to Mercer or Fibrek shareholders in connection with the proposed Offer or shareholder meeting related to the Shareholder Approval. INVESTORS AND SECURITY HOLDERS OF MERCER AND FIBREK ARE URGED TO READ ANY SUCH DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Such documents would be available free of charge through the website maintained by the SEC at www.sec.gov or by calling the SEC at telephone number 800-SEC-0330. The proxy statement/prospectus and take-over bid circular and these other documents may also be obtained for free, once they have been mailed, on Mercer’s website at www.mercerint.com.

About Mercer

Mercer International Inc. is a global pulp manufacturing company. Mercer operates three NBSK pulp mills with a consolidated annual production capacity of 1.5 million tons. To obtain further information on the company, please visit its web site at www.mercerint.com.

Forward-Looking Statement

The preceding includes forward looking statements, including statements regarding our ability to complete the Offer and other contemplated transactions, the impact of the proposed acquisition on our business and operations and our ability to integrate the business and operations of Fibrek with our own, which involve known and unknown risks and uncertainties which may not prove to be accurate. Actual results and outcomes may differ materially from what is expressed or forecasted in these forward-looking statements. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. Among those factors which could cause actual results to differ materially are the following: uncertainties as to the timing of the Offer and satisfaction of the conditions thereto, our and Fibrek’s ability to obtain required consents and approvals in connection with the transactions, the business of Fibrek and Mercer may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, the highly cyclical nature of our business, raw material costs, our level of indebtedness, competition, foreign exchange and interest rate fluctuations, our use of derivatives, expenditures for capital projects, environmental regulation and compliance, disruptions to our production, market conditions and other risk factors listed from time to time in our SEC reports.

APPROVED BY:

Jimmy S.H. Lee

Chairman & President

(604) 684-1099

David M. Gandossi

Executive Vice-President & Chief Financial Officer

(604) 684-1099

5